UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 3.02 Unregistered Sales of Equity Securities.

On December 7, 2020, Rafael Holdings, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “SPA”) for the sale of 567,437 shares of the Registrant’s Class B common stock at a price per share of $22.91 (which was the closing price for the Class B common stock on the New York Stock Exchange on December 4, 2020 the trading day immediately preceding the date of the SPA) for an aggregate purchase price of $13 million. In connection with the purchases, each purchaser was granted warrants to purchase twenty percent (20%) of the shares of Class B common stock purchased by such purchaser. The warrants have an exercise price of $22.91 per share and expire on June 6, 2022. The Registrant issued warrants to purchase an aggregate of 113,487 shares of Class B common stock.

A majority of the proceeds are expected to be used by the Registrant to exercise an additional portion of the warrant held by the Registrant’s subsidiary to purchase equity securities of Rafael Pharmaceuticals, Inc. in order to maintain the Registrant’s relative position as a percentage of shares outstanding of Rafael Pharmaceuticals in light of issuances of Rafael Pharmaceuticals equity securities to third parties stockholders of Rafael Pharmaceuticals, including due to warrant exercises by these stockholders. The purchase of these equity securities will increase the Registrant’s fully diluted equity position. The Registrant intends to use the balance of the proceeds to fund the operations of its drug development programs including its Barer Institute subsidiary, and for general corporate purposes.

Under the SPA, two entities, on whose Boards of Directors Howard Jonas, the Registrant’s Chief Executive Officer and Chairman of the Board, serves, each purchased 218,245 shares of Class B common stock for consideration of $5 million.

The shares and warrants were issued in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
Name: David Polinsky
Title: Chief Financial Officer

Dated: December 11, 2020

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